Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made and entered into on November 17, 2014 (“Effective Date”), by and between Remark Media, Inc., a Delaware corporation (“Company”), and Discover Growth Fund, a Cayman Islands exempted mutual fund (“Purchaser”).

Recitals

A.           The parties desire that, upon the terms and subject to the conditions herein, Purchaser will purchase $2.5 million in shares of redeemable Series A Preferred Stock of the Company, which is convertible into Common Stock at $6.50 per share; and

B.           The offer and sale of the Preferred Shares provided for herein are being made pursuant to exemption from registration under Section 4(a)(2) of the Act as a transaction by an issuer not involving any public offering, and as a private placement of restricted securities pursuant to Regulation S and Rule 506 of Regulation D.

Agreement

In consideration of the foregoing, the receipt and adequacy of which are hereby acknowledged, Company and Purchaser agree as follows:

I.             Definitions.  In addition to the terms defined elsewhere in this Agreement and the Transaction Documents, capitalized terms that are not otherwise defined herein have the meanings set forth in the Glossary of Defined Terms attached hereto as Exhibit 1.

II.           Purchase and Sale.

A.           Purchase Amount.  Subject to the terms and conditions herein and the satisfaction of the conditions to Closing set forth below, Company hereby agrees to sell to Purchaser, and Purchaser hereby irrevocably agrees to purchase an aggregate of 250 Preferred Shares of Company at $10,000.00 per share, for the aggregate sum of $2,500,000.00 (“Purchase Amount”).

B.           Deliveries.  The following documents will be fully executed and delivered at the Closing:

1.           Certificate of Designations, in the form attached hereto as Exhibit 2, as filed with and accepted by the Secretary of State of the State of Delaware;

3.           Transfer Agent Instructions, in the form attached hereto as Exhibit 3;

3.           Legal Opinion, in the form attached hereto as Exhibit 4;

4.           Officer’s Certificate, in the form attached hereto as Exhibit 5; and

5.           Secretary’s Certificate, in the form attached hereto as Exhibit 6.

C.           Closing Conditions.  The consummation of the transactions contemplated by this Agreement (“Closing”) is subject to the satisfaction of each of the following conditions:

1.           All documents, instruments and other writings required to be delivered by Company to Purchaser pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated herein have been fully executed and delivered, including without limitation those enumerated in Section II.B above;

2.           The Common Stock is listed for and currently trading on the same or higher Trading Market and, subject to Section IV.L below, Company is in compliance with all requirements to maintain listing on the Trading Market, and there is no notice of any suspension or delisting with respect to the trading of the shares of Common Stock on such Trading Market;

3.           The representations and warranties of Company and Purchaser set forth in this Agreement are true and correct in all material respects as if made on such date;

4.           No material breach or default has occurred under any Transaction Document or any other agreement between Company and Purchaser;

5.           Company has the number of duly authorized shares of Common Stock reserved for issuance as required pursuant to the terms of this Agreement;

6.           There is not then in effect any law, rule or regulation prohibiting or restricting the transactions contemplated in any Transaction Document, or requiring any consent or approval which will not have been obtained, nor is there any pending or threatened proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement; no statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement, and no actions, suits or proceedings will be in progress, pending or, to Company’s knowledge threatened, by any person other than Purchaser or any Affiliate of Purchaser, that seek to enjoin or prohibit the transactions contemplated by this Agreement;

7.           Any rights of first refusal, preemptive rights, rights of participation, or any similar right to participate in the transactions contemplated by this Agreement have been waived in writing; and

8.           Approval has been obtained.

D.           Closing.  Immediately when all conditions set forth in Section II.C have been fully satisfied, and the Commission has indicated its willingness to declare the Registration Statement effective:  (a) Purchaser will purchase and make payment for 250 Preferred Shares by payment to Company of $2,500,000.00 in cash, by wire transfer of immediately available funds to an account designated by Company; (b) Company will execute and deliver to Purchaser a stock certificate representing the Preferred Shares; and (c) immediately thereafter, Company will cause the Registration Statement to be declared effective.  If the Closing has not been fully consummated within 90 days of the Effective Date, this Agreement will automatically terminated and be of no further force or effect, other than Section IV.G and Section V which will remain in effect.

III.           Representations and Warranties.

A.           Representations Regarding Transaction.  Except as set forth under the corresponding section of the Disclosure Schedules, if any, Company hereby represents and warrants to, and as applicable covenants with, Purchaser as of the Closing:

1.           Organization and Qualification.  Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents, except as would not reasonably be expected to result in a Material Adverse Effect.  Each of Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.           Authorization; Enforcement.  Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder.  The execution and delivery of each of the Transaction Documents by Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Company and no further consent or action is required by Company.  Each of the Transaction Documents has been, or upon delivery will be, duly executed by Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

3.           No Conflicts.  The execution, delivery and performance of the Transaction Documents by Company, the issuance and sale of the Shares and the consummation by Company of the other transactions contemplated thereby do not and will not (a) conflict with or violate any provision of Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing Company or Subsidiary debt or otherwise) or other understanding to which Company or any Subsidiary is a party or by which any property or asset of Company or any Subsidiary is bound or affected, (c) conflict with or result in a violation of any material law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Company or a Subsidiary is subject (including U.S. federal and state securities laws and regulations), or by which any property or asset of Company or a Subsidiary is bound or affected, or (d) conflict with or violate the terms of any material agreement by which Company or any Subsidiary is bound or to which any property or asset of Company or any Subsidiary is bound or affected; except in the case of each of clauses (b), (c) and (d), such as would not reasonably be expected to result in a Material Adverse Effect.

4.           Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of Company, threatened against or affecting Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which would reasonably be expected to adversely affect or challenge the legality, validity or enforceability of any of the Transaction Documents or the issuance of any Shares hereunder.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Company or any Subsidiary under the Exchange Act or the Act.

5.           Filings, Consents and Approvals.  Neither Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Company of the Transaction Documents, other than required federal and state securities filings and such filings and approvals as are required to be made or obtained under the applicable Trading Market rules in connection with the transactions contemplated hereby, each of which has been, or if not yet required to be filed will be, timely filed.

6.           Issuance of Shares.  The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  Company has reserved and will continue to reserve from its duly authorized capital stock sufficient shares of its Common Stock for issuance pursuant to the Transaction Documents.

7.           Disclosure; Non-Public Information.  Company will file a current report on Form 8-K describing the material terms and conditions of this Agreement no later than 8:30 am Eastern on the Trading Day following the Effective Date.  Notwithstanding any other provision, except with respect to information that must be, and only to the extent that it actually is, timely publicly disclosed by Company pursuant to the foregoing sentence, neither Company nor any other Person acting on its behalf has provided Purchaser or its representatives, agents or attorneys with any information that constitutes or might constitute material, non-public information, including without limitation this Agreement and the Exhibits and Disclosure Schedules hereto.  No information contained in the Disclosure Schedules constitutes material non-public information.  There is no adverse material information regarding Company that has not been publicly disclosed prior to the Effective Date.  Company understands and confirms that Purchaser will rely on the foregoing representations and covenants in effecting transactions in securities of Company.  All disclosure provided to Purchaser regarding Company, its business and the transactions contemplated hereby, including without limitation the Disclosure Schedules, furnished by or on behalf of Company with respect to the representations and warranties made herein are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

8.           No Integrated Offering.  Neither Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering to be integrated with prior offerings by Company that cause a violation of the Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market.

9.           Financial Condition.  Based on the financial condition of Company and its projected operating and capital requirements, effective as of the Effective Date, the Company will require additional capital to carry on its business as now conducted and as proposed to be conducted.  Company does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be payable on or in respect of its debt.  The Public Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of Company or any Subsidiary, or for which Company or any Subsidiary has commitments, and any default with respect to any Indebtedness.

10.           Section 5 Compliance. No representation or warranty or other statement made by Company in the Transaction Documents contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.  Company is not aware of any facts or circumstances that would cause the transactions contemplated by the Transaction Documents, when consummated, to violate Section 5 of the Act or other federal or state securities laws or regulations.

11.           Investment Company.  Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Preferred Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  Company will conduct its business in a manner so that it will not become subject to the Investment Company Act.

12.           No Bad Actor Disqualification.  Neither Company, any predecessor of Company,  any affiliate of Company, any director, executive officer, other officer of Company participating in the offering, or any beneficial owner of 20% or more of Company’s outstanding voting equity securities is subject to any bad actor disqualification as provided in Rule 506(d) of Regulation D.

13.           Offshore Transaction.  Company has not, and will not, engage in any directed selling efforts, as defined in Regulation S, in the United States in respect of any of the Preferred Shares.  Company is offering and selling the Preferred Shares only in offshore transactions, in accordance with Regulation S.  Company and its Affiliates have complied, and will comply, with the offering restrictions requirements of Regulation S.  Company has only offered, and will only offer, the Preferred Shares to Purchaser.

14.           Acknowledgments Regarding Purchaser.  Company’s decision to enter into this Agreement has been based solely on the independent evaluation of Company and its representatives, and Company acknowledges and agrees that:

a.           Purchaser is not, has never been, and as a result of the transactions contemplated by the Transaction Documents will not become an officer, director, insider, control person, to Company’s knowledge 10% or greater shareholder, or otherwise an affiliate of Company as defined under Rule 12b-2 of the Exchange Act;

b.           Purchaser does not make or has not made any representations, warranties or agreements with respect to the Shares, this Agreement, or the transactions contemplated hereby other than those specifically set forth in Section III.C below; and

c.           Purchaser is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby; neither Purchaser nor any of its Affiliates or representatives is acting as a legal, financial, accounting, tax or other advisor to Company, or fiduciary of Company, or in any similar capacity; any statement made by Purchaser or any of its Affiliates, representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation, and is merely incidental to Purchaser’s purchase of the Shares.

B.           Representations Regarding Company.  Except as set forth in any current or future Public Reports and attached exhibits, or under the corresponding section of the Disclosure Schedules, if any, Company hereby represents and warrants to, and as applicable covenants with, Purchaser as of the Closing:

1.           Capitalization.  The capitalization of the Company as of the Effective Date is as described in the Disclosure Schedules.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents which has not been waived or satisfied.  Except as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock.  The issuance and sale of the Shares will not obligate Company to issue shares of Common Stock or other securities to any Person, other than Purchaser, and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, or reset price under such securities.  All of the outstanding shares of capital stock of Company are validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors of Company or others is required for the issuance and sale of the Shares.  There are no stockholders agreements, voting agreements or other similar agreements with respect to Company’s capital stock to which Company is a party or, to the knowledge of Company, between or among any of Company’s stockholders.

2.           Subsidiaries.  All of the direct and indirect subsidiaries of Company are set forth in the Public Reports or the corresponding section of the Disclosure Schedules.  Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, and all of such directly or indirectly owned capital stock or other equity interests are owned free and clear of any Liens.  All the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

3.           Public Reports; Financial Statements.  Company has filed all required Public Reports for the one year preceding the Effective Date.  As of their respective dates or as subsequently amended, the Public Reports complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the Public Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of Company included in the Public Reports, as amended, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.           Material Changes.  Except as specifically disclosed in the current Public Reports, since the end of the most recent year for which an Annual Report on Form 10-K has been filed with the Commission, (a) there has been no event, occurrence or development that has had, or that would reasonably be expected to result in, a Material Adverse Effect, (b) Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (ii) liabilities not required to be reflected in Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) Company has not altered its method of accounting, (d) Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (e) Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans.  Company does not have pending before the Commission any request for confidential treatment of information.

5.           Litigation. There is no Action pending or, to the knowledge of the Company, threatened, which would reasonably be expected to result in a Material Adverse Effect.  Neither Company nor any Subsidiary, nor to the knowledge of Company any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of Company, there is not pending or contemplated, any investigation by the Commission involving Company or any current or former director or officer of Company.

6.           Labor Relations.  No material labor dispute exists or, to the knowledge of Company, is imminent with respect to any of the employees of Company, which would reasonably be expected to result in a Material Adverse Effect.

7.           Compliance.  Neither Company nor any Subsidiary (a) is in material default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Company or any Subsidiary under), nor has Company or any Subsidiary received notice of a claim that it is in material default under or that it is in material violation of, any indenture, loan or credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any order of any court, arbitrator or governmental body, or (c) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as would not reasonably be expected to have a Material Adverse Effect.

8.           Regulatory Permits.  Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Public Reports, except where the failure to possess such permits would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

9.           Title to Assets.  Company and each Subsidiary have good and marketable title in fee simple to all real property owned by them that is material to the business of Company and each Subsidiary and good and marketable title in all personal property owned by them that is material to the business of Company and each Subsidiary, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Company and each Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by Company and each Subsidiary are held by them under valid, subsisting and enforceable leases of which Company and each Subsidiary are in compliance.

10.           Patents and Trademarks.  Company and each Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the Public Reports and which the failure to so have would have a Material Adverse Effect (collectively, “Intellectual Property Rights”).  Neither Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of Company or each Subsidiary.

11.           Insurance. Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Company and each Subsidiary are engaged, including but not limited to directors and officers insurance coverage at least equal to the Purchase Amount.  To Company’s knowledge, such insurance contracts and policies are accurate and complete in all material respects.  Neither Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without an increase in cost that would constitute a Material Adverse Effect.

12.           Transactions With Affiliates and Employees.  Except as set forth in the Public Reports, none of the officers or directors of Company and, to the knowledge of Company, none of the employees of Company is presently a party to any transaction with Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Company and (iii) for other employee benefits, including stock option agreements under any equity incentive plan of Company.

13.           Sarbanes-Oxley; Internal Accounting Controls.  Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, which are applicable to it as of the date of the Closing.  Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of Company’s disclosure controls and procedures based on their evaluations as of the evaluation date.  Since the date of the most recently filed periodic report under the Exchange Act, there have been no significant changes in Company’s internal accounting controls or its disclosure controls and procedures or, to Company’s knowledge, in other factors that could materially affect Company’s internal accounting controls or its disclosure controls and procedures.

14.           Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  Notwithstanding any other provision, Purchaser will have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

15.           Registration Rights.  No Person has any right to cause Company to effect the registration under the Act of any securities of Company.

16.           Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12 of the Exchange Act, and Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has Company received any notification that the Commission is contemplating terminating such registration.  Except as disclosed in the Public Reports, Company has not, in the 12 months preceding the Effective Date, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that Company is not in compliance with the listing or maintenance requirements of such Trading Market. Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

17.           Application of Takeover Protections.  Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Purchaser as a result of Purchaser and Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation Company’s issuance of the Shares and Purchaser’s ownership of the Shares.

18.           Tax Status.  Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes).  Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statute or local tax.  None of Company’s tax returns is presently being audited by any taxing authority.  Company would not be classified as a PFIC for its most recently completed taxable year, and does not expect to be classified as a PFIC for its current taxable year.

19.           Foreign Corrupt Practices.  Neither Company, nor to the knowledge of Company, any agent or other person acting on behalf of Company, has (a) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by Company, or made by any person acting on its behalf of which Company is aware, which is in violation of law, or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

20.           Accountants.  Company’s accountants are set forth in the Public Reports and such accountants are an independent registered public accounting firm.

21.           No Disagreements with Accountants or Lawyers.  There are no material disagreements presently existing, or reasonably anticipated by Company to arise, between Company and the accountants or lawyers formerly or presently employed by Company.

C.           Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to Company as of the Closing as follows:

1.           Organization; Authority.  Purchaser is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary company or similar action on the part of Purchaser.  Each Transaction Document to which it is a party has been, or will be, duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

2.           Purchaser Status. At the time Purchaser was offered the Shares, it was, and at the Effective Date it is (a) an “accredited investor” as defined in Rule 501(a) under the Act; (b) not a registered broker-dealer, member of FINRA, or an affiliate thereof; and (c) not a U.S. Person, and is not acquiring the Shares for the account or beneficial ownership of any U.S. Person.  Purchaser will not engage in hedging transactions with regard to the Shares unless in compliance with the Act, and will resell the Shares only pursuant to registration under the Act or an available exemption therefrom.

3.           Experience of Purchaser.  Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

4.           Ownership. Purchaser is acquiring the Preferred Shares as principal for its own account, in the ordinary course of its business.  Purchaser agrees to resell the Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.  Purchaser agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the Act.

5.           No Short Sales.  Neither Purchaser nor any Affiliate (a) holds any short position in, (b) has engaged in any Short Sales of, or (c) has participated in any hedging transaction or derivative instrument involving, the Common Stock prior to the Effective Date.

IV.           Securities and Other Provisions.

A.           Purchaser Due Diligence.  Purchaser will have the right and opportunity to conduct customary due diligence with respect to any Registration Statement or Prospectus in which the name of Purchaser or any Affiliate of Purchaser appears.

B.           Furnishing of Information.  As long as Purchaser owns any Shares, Company covenants to timely file, or obtain extensions in respect thereof and file within the applicable grace period, all reports required to be filed by Company after the Effective Date pursuant to the Exchange Act or the alternative reporting guidelines of OTC Markets Group, Inc. or its successor.  As long as Purchaser owns any Shares, if Company is not required to file reports pursuant to the Exchange Act, Company will prepare and furnish to Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for Purchaser to sell its Common Shares under Rule 144.  Company further covenants that, as long as Purchaser owns any Shares, Company will take such further action as Purchaser may reasonably request, all to the extent required from time to time to enable Purchaser to sell its Common Shares without registration under the Act within the limitation of the exemptions provided by Rule 144.

C.           Integration.  Company will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security, as defined in Section 2 of the Act, that would be integrated with the offer or sale of the Shares to Purchaser for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

D.           Disclosure and Publicity.  Company will notify Purchaser prior to issuing any current report, press release, public statement or communication with respect to the transactions contemplated hereby.

E.           Shareholders Rights Plan. No claim will be made or enforced by Company or, to the knowledge of Company, any other Person that Purchaser is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement, in either such case, by virtue of receiving Shares under the Transaction Documents or under any other agreement between Company and Purchaser. Company will conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

F.           No Non-Public Information.  Company covenants and agrees that neither it nor any other Person acting on its behalf will, provide Purchaser or its agents or counsel with any information that Company believes or reasonably should believe constitutes material non-public information.  On and after the Effective Date, neither Purchaser nor any Affiliate of Purchaser will have any duty of trust or confidence that is owed directly, indirectly, or derivatively, to Company or the stockholders of Company, or to any other Person who is the source of material non-public information regarding Company.  Company understands and confirms that Purchaser will be relying on the foregoing in effecting transactions in securities of Company, including without limitation sales of the Shares.

G.           Indemnification of Purchaser.

1.           Obligation to Indemnify.  Subject to the provisions of this Section IV.G, Company will indemnify and hold Purchaser, its Affiliates, and each of their directors, officers, shareholders, partners, employees, agents and attorneys, and any person who controls Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, “Purchaser Parties” and each a “Purchaser Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, reasonable costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by Company in this Agreement or in the other Transaction Documents, (b) any action instituted against any Purchaser Party by any stockholder of Company who is not an Affiliate of a Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents, (c) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, Prospectus Supplement, or any filing or public statement made by Company, or arising out of or based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (d) any Purchaser Party becoming involved in any capacity in any proceeding by or against any Person who is a stockholder of Company, as a result of Purchaser’s acquisition of the Shares under this Agreement; provided, however, that Company will not be obligated to indemnify any Purchaser Party for any Losses finally adjudicated to be caused solely by a false statement of material fact contained within written information provided by such Purchaser Party expressly for the purpose of including it in the applicable Registration Statement.

2.           Procedure for Indemnification.  If any action will be brought against a Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party will promptly notify Company in writing, and Company will have the right to assume the defense thereof with counsel of its own choosing.  Purchaser Parties will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of Purchaser Parties except to the extent that (a) the employment thereof has been specifically authorized by Company in writing, (b) Company has failed after a reasonable period of time to assume such defense and to employ counsel or (c) in such action there is, in the reasonable opinion of such separate counsel, a material conflict with respect to the dispute in question on any material issue between the position of Company and the position of Purchaser Parties such that it would be inappropriate for one counsel to represent Company and Purchaser Parties.  Company will not be liable to Purchaser Parties under this Agreement (i) for any settlement by a Purchaser Party effected without Company’s prior written consent, which will not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is either attributable to Purchaser’s breach of any of the representations, warranties, covenants or agreements made by Purchaser in this Agreement or in the other Transaction Documents.  In no event will the Company be liable for the reasonable fees and expenses for more than one separate firm of attorneys (plus local counsel as applicable) to represent all Purchaser Parties.

3.           Other than the liability of Purchaser to Company for uncured material breach of the express provisions of this Agreement, no Purchaser Party will have any liability to Company or any Person asserting claims on behalf of or in right of Company as a result of acquiring the Shares under this Agreement.

H.           Reservation of Shares.  Company will at all times maintain a reserve from its duly authorized Common Stock for issuance pursuant to the Transaction Documents authorized shares of Common Stock in an amount equal to thrice the number of shares sufficient to immediately issue all shares of Common Stock potentially issuable upon any conversion of the Preferred Shares at such time.

I.           Activity Restrictions.  For so long as Purchaser or any of its Affiliates holds any Shares, neither Purchaser nor any Affiliate will:  (i) vote any shares of Common Stock owned or controlled by it, sign or solicit any proxies, or seek to advise or influence any Person with respect to any voting securities of Company; (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of Company, alone or together with any other Person, which would result in beneficially owning or controlling more than 9.99% of the total outstanding Common Stock or other voting securities of Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its Subsidiaries, (c) a sale or transfer of a material amount of assets of Company or any of its Subsidiaries, (d) any change in the present board of directors or management of Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of Company, (f) any other material change in Company’s business or corporate structure, including but not limited to, if Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of Company by any Person, (h) a class of securities of Company being delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (iii) request Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this section.

J.           No Shorting.  For so long as Purchaser holds any Shares, neither Purchaser nor any of its Affiliates will engage in or effect, directly or indirectly, any Short Sale of Common Stock, including but not limited to, through an investment in any derivative instrument having the same effect.  There will be no restriction or limitation of any kind on Purchaser’s right or ability to sell or transfer any or all of the Conversion Shares at any time, in its sole and absolute discretion.  Company acknowledges that Purchaser’s conversion of Preferred Shares and sale of Conversion Shares may result in substantial dilution.  Purchaser may not sell, transfer or assign the Preferred Shares or any of its rights under this Agreement.

K.           Stockholder Vote.  Company will use its reasonable best efforts to obtain stockholder approval of this Agreement in accordance with the requirements of NASDAQ Listing Rule 5635(d) or a waiver from NASDAQ of Listing Rule 5635(d) as soon as practicable after the Effective Date (“Approval”).

L.           Conversion Limitations.  Purchaser may convert any or all of the Preferred Shares at any time after the Effective Date, from time to time, in its sole and absolute discretion; provided, however, that Purchaser will limit any single conversion to a maximum amount of 50 Preferred Shares, and will not convert more than an aggregate of 250 Preferred Shares in any calendar quarter.  Company’s absolute obligation to issue Common Shares to Purchaser upon conversion of Preferred Shares is an independent covenant, and notwithstanding any provision other than the immediately preceding sentence, any breach or alleged breach of any provision of any Transaction Document by any Person will not excuse performance of Company’s obligations.

M.           Stock Splits.  If Company at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) or combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a greater or lesser number of shares, the share numbers and prices set forth in this Agreement, as in effect immediately prior to such subdivision or combination, will be proportionately reduced or increased, as applicable, effective at the close of business on the date the subdivision or combination becomes effective.

N.           Registration Statement.  Company will file with the Commission as promptly as practicable after the Effective Date a Registration Statement on Form S-1 (or, if the Company is then eligible, on Form S-3) registering the resale of all Common Shares, and will use its best efforts to cause such Registration Statement to be declared effective under the Act as promptly as is practicable, and to remain effective until all Common Shares have been resold by Purchaser or may be resold pursuant to Rule 144 without restriction, as set forth in the Registration Rights Agreement.

O.           Restrictive Legend.  The Shares have not been registered under the Act and may not be resold in the United States unless registered or an exemption from registration is available.  Company is required to refuse to register any transfer of the Shares not made pursuant to registration under the Act or an available exemption from registration.  Upon the issuance thereof, and only until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Shares will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

Share certificates will be issued without such legend or at Purchaser’s option issue electronic delivery at the applicable balance account at DTC, if either (i) the Shares are registered for resale under the Act, or (ii) Purchaser provides an opinion of its counsel to the effect that the Shares may be issued without restrictive legend.

O.           Exclusivity.  So long as Purchaser holds any Preferred Shares, Company will not, directly or indirectly, enter into, alter, amend, or effect any transaction, agreement, note, debenture, preferred stock, or other security convertible or exchangeable into Common Stock (1) substantially similar to the transactions contemplated by this Agreement, or (2) with any term or provision, including without limitation any fee, discount, conversion, exchange, exercise or other price, that may vary, or is subject to being changed or reset due to any aspect of the market for the Common Stock, including without limitation trading price, unless shares are restricted for at least 6 months after original issuance of the security.

V.           General Provisions.

A.           Notice.  Unless a different time of day or method of delivery is specifically provided in the Transaction Documents, any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and will be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:00 p.m. Eastern time on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:00 p.m. Eastern time or on a day that is not a Trading Day, (c) the next Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such notices and communications are such other address as may be designated in writing, in the same manner, by such Person.

B.           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by Company and Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

C.           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.  Except as otherwise set forth in Section IV.G, a person who is not a party to this Agreement shall not have any rights to enforce any term of this Agreement, and this Agreement shall inure solely to the benefit of the parties hereto.

D.           Fees and Expenses.  Company has paid a flat rate documentation fee to Purchaser’s counsel incurred in connection with drafting this Agreement and the other Transaction Documents.  Except as otherwise provided in this Agreement, each party will pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  Company acknowledges and agrees that Purchaser’s counsel solely represents Purchaser, and does not represent Company or its interests in connection with the Transaction Documents or the transactions contemplated thereby.  Company will pay all stamp and other taxes and duties, if any, levied in connection with the sale or issuance of the Shares to Purchaser.

E.           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.

F.           Replacement of Certificates.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, Company will issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances will also pay any reasonable third-party costs associated with the issuance of such replacement certificates.

G.           Governing Law.  All matters between the parties, including without limitation questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents will be governed by and construed and enforced in accordance with the laws of the Cayman Islands, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction, except for corporation law matters applicable to Company which will be governed by the corporate law of its jurisdiction of formation.  The parties hereby waive all rights to a trial by jury.  In any action, arbitration or proceeding, including appeal, arising out of or relating to any of the Transaction Documents or otherwise involving the parties, the prevailing party will be awarded its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation, prosecution or defense of such action or proceeding.

H.           Arbitration.  Any dispute, controversy, claim or action of any kind arising out of, relating to, or in connection with this Agreement, or in any way involving Company and Purchaser or their respective Affiliates, will be resolved by final and binding arbitration in English before a retired judge at JAMS International (www.jamsinternational.com), or its successor, in St. Thomas, U.S. Virgin Islands, pursuant to JAMS’ most expedited and Streamlined Arbitration Rules and Procedures.  Any interim or final award may be entered and enforced by any court of competent jurisdiction.  The final award will include the prevailing party’s reasonable arbitration, expert witness and attorney fees, costs and expenses.

I.           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Purchaser and Company will be entitled to specific performance under the Transaction Documents, and injunctive relief to prevent any actual or threatened breach under the Transaction Documents, to the full extent permitted under federal and state securities laws.

J.           Payment Set Aside.  To the extent that Company makes a payment or payments to Purchaser pursuant to any Transaction Document or Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Company, a trustee, receiver or any other person under any law, including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action, then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied will be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

K.           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof

L.           Time of the Essence. Time is of the essence with respect to all provisions of this Agreement.

M.           Survival. The representations and warranties contained herein will survive the Closing and the delivery of the Shares until all Preferred Shares issued to Purchaser have been converted or redeemed.

N.           Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of the Transaction Documents or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  All currency references in any Transaction Document are to U.S. dollars.

O.           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by portable document format, facsimile or electronic transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

P.           Entire Agreement.  This Agreement, including the Exhibits hereto, which are hereby incorporated herein by reference, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement.  No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove.  The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such assurance.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories on the Effective Date.

Company:

REMARK MEDIA, INC.

By:
Name:
Title:

By:
Name:
Title:

Purchaser:

DISCOVER GROWTH FUND

By:
Name:
Title:

By:
Name:
Title:

Exhibit 1

Glossary of Defined Terms

“Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Action” has the meaning set forth in Section III.A.4.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Act.

“Agreement” means this Stock Purchase Agreement.

“Certificate of Designations” has the meaning set forth in Section II.B.1.

“Closing” has the meaning set forth in Section II.D.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Shares” includes the Shares of Common Stock issuable upon conversion of the Preferred Shares.

“Common Stock” means the Common Stock of Company and any replacement or substitute thereof, or any share capital into which such Common Stock will have been changed or any share capital resulting from a reclassification of such Common Stock.

“Company” has the meaning set forth in the first paragraph of the Agreement.

“Disclosure Schedules” means the disclosure schedules of Company delivered concurrently herewith.  The Disclosure Schedules will contain no material non-public information.

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Effective Date” has the meaning set forth in the first paragraph of the Agreement.

“GAAP” means U.S. generally accepted accounting principles applied on a consistent basis during the periods involved.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $100,000, other than trade accounts payable incurred in the ordinary course of business, (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in Company’s balance sheet, or the notes thereto, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.

“Intellectual Property Rights” has the meaning set forth in Section III.B.10.

“Legal Opinion” means an opinion from Company’s independent legal counsel, in the form attached as Exhibit 4.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” includes any material adverse effect on (a) the legality, validity or enforceability of any Transaction Document, or (b) the results of operations, assets, business, or financial condition of Company and the Subsidiaries, taken as a whole, which is not disclosed in the Public Reports prior to the Effective Date, or (c) Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Material Permits” has the meaning set forth in Section III.B.8.

“Officer’s Certificate” means a certificate executed by an authorized officer of Company, in the form attached as Exhibit 5.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government, or an agency or subdivision thereof, or other entity of any kind.

“Preferred Shares” means shares of Series A Preferred Stock to be issued to Purchaser pursuant to this Agreement.

“Prospectus” means the final prospectus filed for the Registration Statement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to Purchaser at the Closing.

“Public Reports” includes all reports filed by Company under the Act or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the Effective Date and thereafter.

“Purchase Amount” has the meaning set forth in Section II.A.1.

“Purchaser” has the meaning set forth in the first paragraph of the Agreement.

“Registration Rights Agreement” means a Registration Rights Agreement between Company and Purchaser, in the form attached as Exhibit 7.

“Registration Statement” means a then valid, current and effective Registration Statement on Form S-1 (or, if the Company is then eligible, on Form S-3), registering the Common Shares for resale, including the prospectus therein, amendments and supplements to such Registration Statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement, and any information contained or incorporated by reference in a prospectus filed with the Commission in connection with the Registration Statement, to the extent such information is deemed under the Act to be part of any registration statement.

“Regulation D” means Regulation D under the Securities Act and the rules promulgated by the Commission thereunder.

“Regulation S” means Regulation S under the Securities Act and the rules promulgated by the Commission thereunder.

“Secretary’s Certificate” means a certificate, in the form attached as Exhibit 6, signed by the secretary of Company.

“Shares” include the Preferred Shares and the Common Shares.

“Short Sale” means a “short sale” as defined in Rule 200 of Regulation SHO of the Exchange Act.

“Subsidiary” means any Person Company owns or controls, or in which Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).

“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it will not include any day on which the Common Stock is (a) scheduled to trade for less than 5 hours, or (b) suspended from trading.

“Trading Market” means NASDAQ or whatever is at the time the principal U.S. trading exchange or market for the Common Stock, excluding OTC Pink Limited Information or below.  All Trading Market data will be measured as provided by the appropriate function of the Bloomberg Professional service of Bloomberg Financial Markets or its successor performing similar functions.

“Transaction Documents” means this Agreement, the other agreements, certificates and documents referenced herein or the form of which is attached hereto, and the exhibits, schedules and appendices hereto and thereto.

“Transfer Agent Instructions” means a letter agreement executed by Company, its current transfer agent, and any successor transfer agent for the Common Stock, in the form attached as Exhibit 3.

“U.S. Person” has the meaning set forth in Regulation S promulgated under the Act.

Exhibit 2

Form of Certificate of Designations

REMARK MEDIA, INC.

CERTIFICATE OF DESIGNATIONS OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES A PREFERRED STOCK

The undersigned, ____________________, hereby certifies that:

1.           The undersigned is the Chief Executive Officer of Remark Media, Inc., a Delaware corporation (the “Corporation”);

2.           The Corporation is authorized to issue 1,000,000 shares of preferred stock, of which none are currently designated or issued; and

3.           The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 1,000,000 shares, $0.001 par value per share (the “Preferred Stock”), issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any Series and the designation thereof, of any of them;

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid and as set forth in this Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock, to designate the rights, preferences, restrictions and other matters relating to the Series A Preferred Stock, which will consist of up to 1,000 shares of the Preferred Stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Preferred Stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preferred Stock as follows:

1

I.           Terms of Preferred Stock.

A.           Designation and Amount.  A series of Preferred Stock is hereby designated as the Corporation’s Series A Preferred Stock, par value of $0.001 per share (the “Series A Preferred Stock”), the number of shares of which so designated are 1,000 shares of Series A Preferred Stock; which Series A Preferred Stock will not be subject to increase without any consent of the holders of the Series A Preferred Stock (each a “Holder” and collectively, the “Holders”) that may be required by applicable law.

B.           Ranking and Voting.

1.           Ranking.  The Series A Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to dividends with the Corporation’s Common Stock, $0.001 par value per share (“Common Stock”); (b) pari passu with respect to rights of liquidation with the Common Stock; (c) with respect to dividends and rights of liquidation as to any other series of the Preferred Stock, as set forth in the Certificate of Designations of Preferences, Rights and Limitations with respect to such Preferred Stock; and (d) junior to all existing and future indebtedness of the Corporation.  Without the prior written consent of the Holders of a majority of the outstanding shares of Series A Preferred Stock (voting separately as a single class), the Corporation may not issue any additional shares of Series A Preferred Stock, or other Preferred Stock that is pari passu or senior to the Series A Preferred Stock in right of dividends or senior to the Series A Preferred Stock in rights of liquidation until 6 months after the earlier of such date (i) a registration statement is effective and available for the resale of all Conversion Shares underlying the outstanding shares of Series A Preferred Stock, or (ii) Securities Act Rule 144 is available for the immediate unrestricted resale of all Conversion Shares underlying the outstanding shares of Series A Preferred Stock.

2.           Voting.  Except as required by applicable law or as set forth herein, the holders of shares of Series A Preferred Stock will have no right to vote on any matters, questions or proceedings of this Corporation including, without limitation, the election of directors.

C.           Dividends.

1.           Commencing on the date of the issuance of any such shares of Series A Preferred Stock (each respectively an “Issuance Date”), each outstanding share of Series A Preferred Stock will accrue cumulative dividends (“Dividends”), at a rate equal to 8.0% per annum, subject to adjustment as provided in this Certificate of Designations (“Dividend Rate”), of the Face Value.  Dividends will be payable with respect to any shares of Series A Preferred Stock upon any of the following:  (a) upon redemption of such shares in accordance with Section I.F; (b) upon conversion of such shares in accordance with Section I.G; and (c) when, as and if otherwise declared by the board of directors of the Corporation.  Any calculation of the amount of such Dividends accrued and payable pursuant to the provisions of this Section I.C. will be made based on a 365-day year, compounded annually.

2.           Dividends, as well as any applicable Embedded Derivative Liability payable hereunder, will be paid:  (a) in the Corporation’s sole and absolute discretion, immediately in cash; or (b) to the extent not paid immediately in cash for any reason, in shares of Common Stock valued at (i) 80.0% of the volume weighted average price of the Common Stock for the applicable Measuring Period, not to exceed (ii) 80.0% of the average of the individual daily volume weighted average prices for any five Trading Days (which may be non-consecutive) during such period, selected by Holder in its sole and absolute discretion, less $0.05 per share of Common Stock.  All amounts that are required or permitted to be paid in cash pursuant to this Certificate of Designations will be paid by wire transfer of immediately available funds to an account designated by Holder.

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3.           So long as any shares of Series A Preferred Stock are outstanding, the Company will not repurchase shares of Common Stock other than as payment of the exercise or conversion price of a convertible security or payment of withholding tax, and no dividends or other distributions will be paid, declared or set apart with respect to any Common Stock, except for Purchase Rights.

D.           Protective Provision.

1.           So long as any shares of Series A Preferred Stock are outstanding, the Corporation will not, without the affirmative approval of the Holders of a majority of the shares of the Series A Preferred Stock then outstanding (voting separately as one class), (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate of Designations, (ii) authorize or create any class of stock ranking as to distribution of dividends senior to the Series A Preferred Stock, (iii) amend its certificate of incorporation or other charter documents in breach of any of the provisions hereof, (iv) increase the authorized number of shares of Series A Preferred Stock or (v) enter into any agreement with respect to the foregoing.

2.           A “Deemed Liquidation Event” will mean: (a) a merger or consolidation in which the Corporation is a constituent party or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

3.           The Corporation will not have the power to effect a Deemed Liquidation Event unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation will be allocated among the holders of capital stock of the Corporation in accordance with Section I.E.

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E.           Liquidation.

1.           Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, pari passu with any distribution or payment made to the holders of Preferred Stock and Common Stock by reason of their ownership thereof, the Holders of Series A Preferred Stock will be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount with respect to each share of Series A Preferred Stock equal to $10,000.00 (“Face Value”), plus any accrued but unpaid Dividends thereon (collectively with the Face Value, the “Liquidation Value”).  If, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the amounts payable with respect to the shares of Series A Preferred Stock are not paid in full, the holders of shares of Series A Preferred Stock will share equally and ratably with the holders of shares of Preferred Stock and Common Stock in any distribution of assets of the Corporation in proportion to the liquidation preference and an amount equal to all accumulated and unpaid Dividends, if any, to which each such holder is entitled.

2.           If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation will be insufficient to make payment in full to all Holders, then such assets will be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

F.           Redemption for Cash.

1.           Corporation’s Redemption Option. The Corporation will have the right at any time, in its sole and absolute discretion, to redeem for cash all or any portion of the shares of Series A Preferred Stock then outstanding.  After the Dividend Maturity Date, the Corporation may redeem paying Holder an amount per share equal to 100% of the Liquidation Value for the shares redeemed.

2.           Early Redemption.  Prior to the Dividend Maturity Date, the Corporation may redeem Series A Preferred Stock by paying Holder an amount per share (the “Early Redemption Price”) equal to the sum of the following:  (a) 100% of the Face Value, plus (b) the Embedded Derivative Liability, minus (c) any Dividends that have been paid, with respect to the shares redeemed.  Provided however, if the price of the Common Stock falls below $4.00 on any Trading Day, within 10 days thereafter Company will have the right in its sole and absolute discretion to redeem Series A Preferred Stock by paying Holder an amount per share equal to 150% of the Face Value for the shares redeemed, in full satisfaction thereof (i.e., in lieu of payment of any Dividends or Embedded Derivative Liability for such shares).

3.           Credit Risk Adjustment.

a.           The Dividend Rate will adjust upward by an amount equal to the Credit Spread Adjustment for each amount, if any, equal to the Adjustment Factor that the Measuring Metric falls below the Minimum Triggering Level.

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b.           The Dividend Rate will permanently adjust downward by an amount equal to the Rate Decrease Adjustment for each amount, if any, equal to the Rate Factor that the Measuring Metric rises above the Maximum Triggering Level for at least 30 consecutive Trading Days; provided, however, that in no event will the Dividend Rate be below zero.

c.           The adjusted Dividend Rate used for calculation of the Liquidation Value, Embedded Derivative Liability, Early Redemption Price or Dividend, as applicable, will be determined based upon the volume weighted average price of the Common Stock for the applicable Measuring Period, not to exceed the average of the individual daily volume weighted average prices for any five Trading Days (which may be non-consecutive) during such period, selected by Holder in its sole and absolute discretion.

4.           Mandatory Redemption.  If the Corporation determines to liquidate, dissolve or wind-up its business and affairs, or effect any Deemed Liquidation Event, the Corporation will, within three Trading Days of such determination and prior to effectuating any such action, redeem the Series A Preferred Stock for cash, at the Early Redemption Price set forth in Section I.F.2 if the event is prior to the Dividend Maturity Date, or at the Liquidation Value if the event is on or after the Dividend Maturity Date.

5.           Mechanics of Redemption.  If the Corporation redeems any of the Holders’ Series A Preferred Stock then outstanding, concurrently with payment the Corporation will deliver written notice to each Holder setting forth (a) the number of shares of Series A Preferred Stock that the Corporation is redeeming, (b) the applicable Dividend Rate, Liquidation Value and Early Redemption Price, and (c) the calculation of the amount paid.  Upon receipt of payment in cash, each Holder will promptly submit to the Corporation such Holder’s Series A Preferred Stock certificates.

G.           Conversion.

1.           Mechanics of Conversion.

a.           One or more shares of the Series A Preferred Stock may be converted, in part or in whole, into shares of Common Stock, at any time or times after the Issuance Date, in the sole and absolute discretion of Holder or, subject to the terms and conditions hereof, the Corporation; (i) if at the option of Holder, by delivery of one or more written notices to the Corporation or its transfer agent (each, a “Holder Conversion Notice”), of the Holder’s election to convert the Series A Preferred Stock; or (ii) if at the option of the Corporation, if the Equity Conditions are met, delivery of written notice to Holder (each, a “Corporation Conversion Notice” and, with the Holder Conversion Notice, each a “Conversion Notice”), of the Corporation’s election to convert the Series A Preferred Stock.  Each Conversion Notice will set forth the number of shares of Series A Preferred Stock being converted, the minimum number of Conversion Shares and the amount of Dividends and any applicable Embedded Derivative Liability due as of the date of the Conversion Notice (the “Notice Date”), and the calculation thereof.

b.           Notwithstanding Section I.G.1.c, if the Corporation pays in cash no later than close of the business day after the Notice Date, time being of the essence, the full amount of Dividends and Embedded Derivative Liability due as of the Notice Date, no further amount will be due with respect to Dividends and Embedded Derivative Liability for the shares in the Conversion Notice.

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c.           As soon as practicable, and in any event by the Trading Day after receipt of a Delivery Notice, time being of the essence, the Corporation will do all of the following:  (i) transmit the Delivery Notice by facsimile or electronic mail to the Holder, and to the Corporation’s transfer agent (the “Transfer Agent”) with instructions to comply with the Delivery Notice; (ii) either (A) if the Corporation is approved through The Depository Trust Corporation (“DTC”), authorize and instruct the credit by the Transfer Agent of such aggregate number of Conversion Shares to which Holder is then entitled, as set forth in the Delivery Notice, to Holder’s or its designee’s balance account with the DTC Fast Automated Securities Transfer (FAST) Program, through its Deposit/Withdrawal at Custodian (DWAC) system, or (B) only if the Corporation is not approved through DTC, issue and surrender to a common carrier for overnight delivery to the address as specified in the Delivery Notice a certificate bearing no restrictive legend, registered in the name of Holder or its designee, for the number of Conversion Shares to which Holder is then entitled, as set forth in the Delivery Notice; and (iii) at all times thereafter diligently take or cause to be taken all actions reasonably necessary to cause the Conversion Shares to be issued as soon as practicable.

d.           If during the Measuring Period the Holder is entitled to receive additional Conversion Shares with regard to a Conversion Notice, Holder may at any time deliver one or more additional written notices to the Corporation or its transfer agent (each, an “Additional Notice” and with the Conversion Notice, each a “Delivery Notice”) setting forth the additional number of Conversion Shares to be delivered, and the calculation thereof.

e.           If the Corporation for any reason does not issue or cause to be issued to the Holder within 3 Trading Days after receipt of a Delivery Notice, the number of Conversion Shares to which the Holder is entitled as stated in the Delivery Notice, then, in addition to all other remedies available to the Holder, the Corporation will pay in cash to the Holder on each day after such 3rd Trading Day that the issuance of such Conversion Shares is not timely effected an amount equal to 2% of the product of (i) the aggregate number of Conversion Shares not issued to the Holder on a timely basis and to which the Holder is entitled and (ii) the highest Closing Price of the Common Stock between the date on which the Corporation should have issued such shares to the Holder and the actual date of receipt by Holder.

f.           All of the requirements of Section I.F and this Section I.G are each independent covenants, and any violation, alleged violation, breach or alleged breach of any provision of any agreement, by any party or any other person will not excuse full and timely performance of any of Company’s obligations under these sections.

g.           No fractional shares of Common Stock are to be issued upon conversion of Series A Preferred Stock, but rather the Corporation will issue to Holder scrip or warrants registered on the books of the Corporation (certificated or uncertificated) which will entitle Holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. The Holder will not be required to deliver the original certificates for the Series A Preferred Stock in order to effect a conversion hereunder.  The Corporation will pay any and all taxes which may be payable with respect to the issuance and delivery of any Conversion Shares.

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2.           Holder Conversion.  In the event of a conversion of any Series A Preferred Stock pursuant to a Holder Conversion Notice, the Corporation will (a) satisfy the payment of Dividends and Embedded Derivative Liability as provided in Section I.C.2, and (b) issue to the Holder of such Series A Preferred Stock a number of Conversion Shares equal to (i) the Face Value multiplied by (ii) the number of such Series A Preferred Stock subject to the Holder Conversion Notice divided by (iii) the applicable Conversion Price with respect to such Series A Preferred Stock; all in accordance with the procedures set forth in Section I.G.1.

3.           Corporation Conversion.  The Corporation will have the right to send the Holder a Corporation Conversion Notice on 20 days’ notice in the event that (x) the Closing Price of the Common Stock exceeds 300% of the Series A Conversion Price for any 20 consecutive Trading Days and (y) the Equity Conditions are met as of the time such Corporation Conversion Notice is given.  Upon any conversion of any Series A Preferred Stock pursuant to a Corporation Conversion Notice, the Corporation will (a) satisfy the payment of Dividends and Embedded Derivative Liability as provided in Section I.C.2, and (b) issue to the Holder of such Series A Preferred Stock a number of Conversion Shares equal to (i) the Face Value multiplied by (ii) the number of such Series A Preferred Stock subject to the Holder Conversion Notice divided by (iii) the applicable Conversion Price with respect to such Series A Preferred Stock; all in accordance with the procedures set forth in Section I.G.1.

4.           Stock Splits.  If the Corporation at any time on or after the filing of this Certificate of Designations subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the applicable Conversion Price, Adjustment Factor, Maximum Triggering Level, Minimum Triggering Level,  and other share based metrics in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock issuable will be proportionately increased.  If the Corporation at any time on or after such Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the applicable Conversion Price, Adjustment Factor, Maximum Triggering Level, Minimum Triggering Level, and other share based metrics in effect immediately prior to such combination will be proportionately increased and the number of Conversion Shares will be proportionately decreased.  Any adjustment under this Section will become effective at the close of business on the date the subdivision or combination becomes effective.

5.           Rights.  In addition to any adjustments pursuant to Section I.G.4, if at any time the Corporation grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Holder could have acquired if Holder had held the number of shares of Common Stock acquirable upon conversion of all Preferred Stock held by Holder immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

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6.           Definitions. For purposes of this Section I.G, the following terms will have the following meanings:

a.           “Adjustment Factor” means $0.20 per share of Common Stock.

b.           “Closing Price” means, for any security as of any date, the last closing bid price for such security on the Trading Market, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security prior to 4:00 p.m., Eastern time, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security, or, if no closing bid price is reported for such security, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).

c.           “Conversion Price” means a price per share of Common Stock equal to $6.50 per share of Common Stock, subject to adjustment as otherwise provided herein.

d.           “Conversion Shares” means all shares of Common Stock that are required to be or may be issued upon conversion of Series A Preferred Stock.

e.           “Credit Spread Adjustment” means 98.450 basis points.

f.           “Dividend Maturity Date” means the five-year anniversary of the Issuance Date.

g.           “Embedded Derivative Liability” for each share of Series A Preferred Stock means the Face Value, multiplied by the product of (i) the applicable Dividend Rate, and (ii) the number of whole years between the Issuance Date and the Dividend Maturity Date.

h.           “Equity Conditions” means on each day during the Measuring Period, (i) the Common Stock is not under chill or freeze from DTC, the Common Stock is designated for quotation on the Trading Market and shall not have been suspended from trading on such exchange or market, and delisting or suspension by the Trading Market has not been threatened or pending either in writing by such exchange or market or by falling below the then effective minimum listing maintenance requirements of such exchange or market; (ii) the Corporation has delivered Conversion Shares upon all conversions or redemptions of the Series A Preferred Stock in accordance with their terms to the Holder on a timely basis; (iii) the Corporation will have no knowledge of any fact that would cause both of the following (A) a registration statement not to be effective and available for the resale of the Conversion Shares; and (B) Section 3(a)(9) under the Securities Act of 1933, as amended, not to be available for the issuance of the Conversion Shares, or Securities Act Rule 144 not to be available for the resale of all the Conversion Shares underlying the Series A Preferred Stock; (iv) all shares of Common Stock to which Holder is entitled have been timely received into Holder’s designated account in electronic form fully cleared for trading; and (v) the Corporation otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any Transaction Document.

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i.            “Measuring Metric” means the volume weighted average price of the Common Stock on any Trading Day following the Issuance Date of the Series A Preferred Stock.

j.           “Measuring Period” means the period beginning 30 days prior to the applicable Notice Date or other date of determination, and ending 90 days after the later of (i) such date, or (ii) when all applicable Conversion Shares have actually been received into Holder’s designated brokerage account in electronic form and fully cleared for trading; provided that any day on which less than all of the conditions set forth in Section I.F.6 exist will not count toward the 30 days or the 90 days.

k.           “Maximum Triggering Level” means $8.50 per share of Common Stock.

l.           “Minimum Triggering Level” means $5.50 per share of Common Stock.

m.           “Rate Decrease Adjustment” means 3.0% per annum.

n.           “Rate Factor” means $1.00 per share of Common Stock.

o.           “Trading Day” means any day on which the Common Stock is traded on the Trading Market.

p.           “Trading Market” means NASDAQ or whatever is at the time the principal U.S. trading exchange or market for the Common Stock, excluding OTC Pink Limited Information or below.  All Trading Market data will be measured as provided by the appropriate function of the Bloomberg Professional service of Bloomberg Financial Markets or its successor performing similar functions.

7.           Issuance Limitation.  Notwithstanding any other provision, at no time may the Corporation issue shares of Common Stock pursuant to this Certificate of Designations if the number of shares of Common Stock to be issued, when aggregated with all other shares of Common Stock then beneficially (or deemed beneficially) owned by Holder, would result in Holder owning, on the date of such proposed issuance, more than 9.99% of all Common Stock outstanding as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

H.           Stock Register. The Corporation will keep at its principal office, or at the offices of the transfer agent, a register of the Series A Preferred Stock, which will be prima facie indicia of ownership of all outstanding shares of Series A Preferred Stock.  Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation, at the request of the record Holder of such certificate, will execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate.  Each such new certificate will be registered in such name and will represent such number of shares as is requested by the Holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

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II.           Miscellaneous.

A.           Notices.  Any and all notices to the Corporation will be addressed to the Corporation’s Chief Executive Officer at the Corporation’s principal place of business on file with the Secretary of State of the State of Delaware.  Any and all notices or other communications or deliveries to be provided by the Corporation to any Holder hereunder will be in writing and delivered personally, by electronic mail or facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder will be deemed given and effective on the earliest of (1) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section II.A prior to 5:30 p.m. Eastern time, (2) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this section later than 5:30 p.m. but prior to 11:59 p.m. Eastern time on such date, (3) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (4) upon actual receipt by the party to whom such notice is required to be given.

B.           Lost or Mutilated Preferred Stock Certificate.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own agreement will be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation will, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

C.           Headings.  The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and will not be deemed to limit or affect any of the provisions hereof.

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RESOLVED, FURTHER, that the chairman, chief executive officer, chief financial officer, president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Designation of Preferences, Rights and Limitations of Series A Preferred Stock in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this __ day of ________ 201_.

Signed:
Name:
Title:

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Exhibit 3

Form of Transfer Agent Instructions

[Letterhead of Remark Media, Inc.]

___________ ___, 201__

Computershare Investor Services, LLC
250 Royall Street
Canton, MA 60602

Re:           Remark Media, Inc.

Ladies and Gentlemen:

In accordance with the Stock Purchase Agreement  (“Agreement”), dated November 17, 2014, by and between Remark Media, Inc., a Delaware corporation (“Company”), and Discover Growth Fund, a Cayman Islands exempted mutual fund (“Purchaser”), pursuant to which Company may reserve, issue and deliver shares (“Shares”) of Company’s Common Stock (“Common Stock”) upon conversion of shares of Series A Preferred Stock, this will serve as our irrevocable, absolute and unconditional instruction, authorization and direction to you to (a) immediately reserve 4,000,000 Shares for issuance to Purchaser, (b) upon receipt of written notice from Company or Purchaser, reserve any additional Shares requested to be reserved pursuant to the terms of the Agreement, and (c) whenever either Company or Purchaser issues a Delivery Notice, issue the Shares requested.  Capitalized terms used herein without definition will have the respective meanings ascribed to them in the Agreement.

The shares will remain in the created reserve until the earlier of their issuance or such date as Purchaser and Company provide written instructions that the shares or any part of them may be taken out of the reserve and will no longer be subject to the terms of these instructions.

Upon your receipt of a copy of a Delivery Notice, you will use your best efforts to, as soon as reasonably practicable and in any event within three Trading Days following the date of receipt of the notice, either:  (a) issue pursuant to the DTC Fast Automated Securities Transfer (FAST) Program, and credit such aggregate number of Shares to which Purchaser is entitled to Purchaser’s or its designee’s balance account with DTC through its Deposit Withdrawal At Custodian (DWAC) system, and notify Purchaser to cause its bank or broker to post the DWAC transaction; or (b) only if Company is not approved through DTC, issue and surrender to a common carrier for overnight delivery to the address as specified in the Delivery Notice a certificate registered in the name of Purchaser or its designee, for the number of Shares set forth in the notice (i) bearing no restrictive legend, or (ii) only if you receive written notice that the Registration Statement is no longer effective and Purchaser does not provide an opinion of its counsel to the effect that the Shares may be issued without restrictive legend, bearing a restrictive legend.

Company hereby confirms that the Shares should not be subject to any stop-transfer restrictions and will otherwise be freely transferable on the books and records of Company, and if the Shares are certificated, the certificates will not bear any legend restricting transfer of the Shares represented thereby.

Company hereby confirms that no instructions other than as contemplated herein will or may be given to you by Company with respect to the Shares.  You are to comply promptly with any Delivery Notice or share reservation notice received from Purchaser, notwithstanding any contrary instructions from Company.  Company will not replace you as Company’s transfer agent, until a reputable registered transfer agent has agreed in writing to serve as Company’s transfer agent and to be bound by all terms and conditions of this letter agreement.  In the event that you resign as Company’s transfer agent, Company will engage a suitable replacement reputable registered transfer agent that will agree to serve as transfer agent for Company and be bound by the terms and conditions of these irrevocable instructions as soon as practicable and in any even within three trading days.  You may not disclose or transfer any files to any successor transfer agent until after Purchaser acknowledges in writing that a suitable successor transfer agent has agreed in writing to be bound by the terms and conditions of these instructions.

Company must keep its bill current with you.  If Company is not current and is on suspension, Purchaser will have the right to pay Company’s outstanding bill, in order for you to act upon these instructions.  If the outstanding bill is not paid by Company or Purchaser, you have no obligation to act under instructions until your bill is paid.

Company and you hereby acknowledge and confirm that complying with the terms of these instructions does not and will not prohibit you from satisfying any and all fiduciary responsibilities and duties you may owe to Company.

Company will indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that Company will not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith.  You will have no liability to Company in respect of this if such action was taken or omitted to be taken in good faith, and you will be entitled to rely in this regard on the advice of counsel.

Purchaser is intended to be and is a third party beneficiary hereof, and no amendment or modification to the instructions set forth herein may be made without the prior written consent of Purchaser.  The above instructions cannot be revoked, cancelled or modified without prior written approval of Purchaser.

The Board of Directors of Company has approved the foregoing irrevocable instructions and does hereby extend Company’s irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.  You have not previously received contrary instructions from Company or its agents, nor are you aware of any facts or circumstances that would make the transaction improper or illegal under applicable laws or regulations.

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IN WITNESS WHEREOF, the parties have caused this letter agreement regarding Transfer Agent Instructions to be duly executed and delivered as of the date first written above.

REMARK MEDIA, INC.

By:
Name:
Title:

ACCEPTED AND AGREED:

COMPUTERSHARE INVESTOR SERVICES, LLC

By:
Name:
Title:

3

Exhibit 4

Form of Legal Opinion

1.           The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2.           The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents, to sell and issue the Shares under the Purchase Agreement and to issue the Common Stock issuable upon conversion of the Shares pursuant to the Certificate of Designations (the “Conversion Shares”).

3.           The Shares have been duly authorized by the Company, and upon issuance and delivery against payment therefor in accordance with the terms of the Purchase Agreement, the Shares will be validly issued, outstanding, fully paid and nonassessable.  The Conversion Shares issuable upon conversion of the Shares have been duly authorized and reserved for issuance, and upon issuance and delivery upon conversion thereof in accordance with the terms of the Certificate of Designations, will be validly issued, outstanding, fully paid and nonassessable.  The rights, preferences and privileges of the Shares are as stated in the Certificate of Designation.  Such issuance of the Shares and the Conversion Shares will not be subject to any statutory or, to our knowledge, contractual preemptive rights of any stockholder of the Company.

4.           The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company, and the Transaction Documents have been duly executed and delivered by the Company.

5.           Each Transaction Document constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

6.           The execution and delivery of the Transaction Documents by the Company does not, and the Company’s performance of its obligations thereunder will not (a) violate the Certificate of Incorporation or the Bylaws, each as in effect on the date hereof, (b) violate in any material respect any federal or state law, rule or regulation, or judgment, order or decree of any state or federal court or governmental or administrative authority, in each case that, to our knowledge, is applicable to the Company or its properties or assets (except to the extent such violation would not have a material adverse effect on the Company’s business, properties, assets, financial condition or results of operations or prevent the performance by the Company of any material obligation under the Transaction Documents), or (c) to our knowledge, require the authorization, consent, approval of or other action of, notice to or filing or qualification with, any state or federal governmental authority, except (i) as have been, or will be prior to the Closing, duly obtained or made, (ii) the filing of a Form D pursuant to Securities and Exchange Commission Regulation D, (iii) any filings which may be required under applicable federal securities, state securities or blue sky laws, (iv) the filing and effectiveness of the Registration Statement, or (v) the filing of the Proxy Statement, except to the extent failure to be so obtained or made would not have a material adverse effect on the Company’s business, properties, assets, financial condition or results of operations or its ability to consummate the transactions contemplated under the Transaction Documents.

7.           To our knowledge, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry, pending or threatened, before any court or governmental or administrative body or agency, or any private arbitration tribunal, against the Company that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Transaction Documents.

8.           The Company is not, and immediately after the consummation of the transactions contemplated by the Transaction Documents will not be, an investment company within the meaning of Investment Company Act of 1940, as amended.

9.           The Registration Statement filed with the Commission, which registers the sale of the Shares to Purchaser is current and effective as of the date hereof.

In addition to the opinions above, nothing has come to our attention that has caused us to believe that the Registration Statement, as of its effective date, or the Prospectus Supplement, as of its date or the date of its letter (in each case, except as to the financial statements, schedules, notes, other financial and accounting data, and statistical data, included therein or derived therefrom, as to which we express no opinion or belief), contained any untrue statement of material fact, or failed to state a material fact necessary in order to make the facts stated therein, in light of the circumstances in which they were made, not misleading.

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Exhibit 5

Form of Officer’s Certificate

REMARK MEDIA, INC.

___________ ___, 201__

The undersigned hereby certifies that:

This Officer’s Certificate (“Certificate”) is being delivered to Discover Growth Fund, a Cayman Islands exempted mutual fund (“Purchaser”), by Company, to fulfill the requirement under the Stock Purchase Agreement, dated as of November 17, 2014, between Purchaser and Company (“Agreement”).  Terms used and not defined in this Certificate have the meanings set forth in the Agreement.

The representations and warranties of Company set forth in the Agreement are true and correct in all material respects as if made on the above date (except for any representations and warranties that are expressly made as of a particular date, in which case such representations and warranties will be true and correct as of such particular date), and no default has occurred under the Agreement, or any other agreement with Purchaser or any Affiliate of Purchaser.

Company is not, and will not be as a result of the Closing, in default of the Agreement, any other agreement with Purchaser or any Affiliate of Purchaser.

All of the conditions to the Closing required to be satisfied by Company prior to such Closing have been satisfied in their entirety.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date set forth above.

Signed:
Name:
Title:

Exhibit 6

Form of Secretary’s Certificate

___________ ___, 201__

The undersigned hereby certifies that:

The undersigned is the duly appointed Secretary of Remark Media, Inc., a Delaware corporation (the “Company”).

This Secretary’s Certificate (“Certificate”) is being delivered to Discover Growth Fund, a Cayman Islands exempted mutual fund (“Purchaser”), by Company, to fulfill the requirement under the Stock Purchase Agreement, dated as of November 17, 2014, between Purchaser and Company (“Agreement”).  Terms used and not defined in this Certificate have the meanings set forth in the Agreement.

Attached hereto as Exhibit “A” is a true, correct and complete copy of the Certificate of Incorporation of Company, as in effect on the Effective Date.

Attached hereto as Exhibit “B” is a true, correct and complete copy of the Bylaws of Company, as in effect on the Effective Date.

Attached hereto as Exhibit “C” is a true, correct and complete copy of the resolutions of the Board of Directors of Company authorizing the Agreement, the Transaction Documents, and the transactions contemplated thereby.  Such resolutions have not been amended or rescinded and remain in full force and effect as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as of the date set forth above.

Signed:
Name:
Title:

Remark Media Disclosure Schedules

Schedule III.A.4

On February 11, 2014, the Company and Bombo Sports & Entertainment, LLC (“BSE”) entered into a Loan Agreement pursuant to which the Company loaned BSE $1 million (the “BSE Loan Agreement”).  On April 16, 2014, the Company and BSE entered into an amendment to the BSE Loan Agreement, pursuant to which the Company increased the amount of the loan to up to $1.35 million.  On April 16, 2014, April 21, 2014 and June 12, 2014, the Company loaned BSE an additional $50 thousand, $150 thousand and $150 thousand, respectively, bringing the outstanding principal balance to $1.35 million.  On September 12, 2014, the Company delivered a written demand for payment to BSE.  On November 4, 2014, the Company filed suit against BSE and its controlling owner in the United States District Court for the District of Nevada in a matter captioned Remark Media, Inc. v. Bombo Sports & Ent., et al.  In the lawsuit, the Company claimed that BSE breached the terms of the BSE Loan Agreement by failing to pay the principal and interest on its loan when due, as well as for fraud and declaratory relief.  The Company intends to vigorously pursue collection of the full amount owed to it under the BSE Loan Agreement.  However, there can be no assurance as to what amount, if any, the Company will be able to collect.

Schedule III.B.1

The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 1,000,000 shares of preferred stock.  As of close of business on November 13, 2014, (i) 12,539,755 shares of Common Stock were issued and outstanding, (ii) 2,147,697 shares of Common Stock were reserved for issuance under the equity incentive plans of the Company, including upon exercise of outstanding options to purchase Common Stock, (iii) 1,215,278 shares of Common Stock were issuable upon exercise of outstanding warrants, (iv) 1,443,652 shares of Common Stock were issuable upon conversion of outstanding convertible promissory notes and (v) no shares of preferred stock were issued or outstanding.

On February 29, 2012, the Company issued warrants to purchase an aggregate of 236,194 shares of Common Stock at an exercise price of $6.81 per share as part of an equity private placement (the “2012 Investor Warrants”).  The 2012 Investor Warrants have a term of five years and six months, became exercisable six months after issuance, and provide for weighted average anti-dilution protection.  As of close of business on November 13, 2014, there were 2012 Investor Warrants to purchase 215,278 shares of Common Stock outstanding and the exercise price of the 2012 Investor Warrants was $5.22 per share.

8

Schedule III.B.2

List of Subsidiaries

INTAC International, Inc.

HSW (HK) Inc. Limited

BoWenWang Technology (Beijing) LLC

Bonet (Beijing) Technology LLC 1

HSWI (HK) Holding Limited

HSW Brasil – Tecnologia e Informação Ltda

Banks.com, Inc.

My Dotted Ventures, Inc.

My Stock Fund Securities, Inc.

FileLater.com LLC

Tax Extension LLC

Pop Factory LLC

Stardust Entertainment LLC

Stardust International LLC

All Star Media LLC

Remark Travel, Inc.

Roomlia, Inc.

Bikini.com LLC

SlapTV LLC

1
Variable Interest Entity.  Equity pledged to BoWenWang Technology (Beijing) LLC in pledge agreement.  Remark Media, Inc. is considered the primary beneficiary, and accordingly, the results of this entity are included in consolidation.

9

Schedule III.B.14

The Company has agreed to pay The Benchmark Company, LLC a placement agent fee based on a percentage of the Purchase Amount, as well as to reimburse certain of its expenses incurred in connection with its engagement.

Schedule III.B.15

The Company entered into a registration rights agreement, dated as of February 29, 2012 (the “2012 Registration Rights Agreement”), with accredited investors who purchased an aggregate of 944,777 shares of Common Stock and 2012 Investor Warrants to purchase 236,194 shares of Common Stock in a private placement on February 29, 2012.  The 2012 Registration Rights Agreement provides that promptly following the closing of the private placement, but no later than 30 days thereafter, Company would prepare and file with the Commission a registration statement on Form S-3 covering the resale of the shares of Common Stock and the shares underlying the 2012 Investor Warrants sold.  The 2012 Registration Rights Agreement also provides for certain piggyback registration rights, among other things. The Company filed a registration statement on Form S-3 covering these shares with the Commission on March 23, 2012, which was declared effective on March 30, 2012.

The Company entered into stock purchase agreements, dated June 16, 2014, with accredited investors who purchased an aggregate of 470,000 shares of Common Stock in a private placement.  Under these purchase agreements, the Company agreed that promptly following the closing of the private placement, but no later than 15 business days thereafter, the Company would prepare and file with the Commission a registration statement on Form S-1 covering the resale of the shares of Common Stock sold, and the investors agreed to a 180-day lockup with respect to such shares.

The Company’s Senior Secured Convertible Promissory Notes dated January 29, 2014 and November 14, 2013 issued to Digipac, LLC (“Digipac”) provide that the Company will negotiate and enter into a registration rights agreement providing Digipac with demand and piggyback registration rights with respect to the shares of Common Stock underlying such notes.

The Company filed with the Commission a Registration Statement on Form S-1 covering the resale of 220,833 shares of Common Stock issuable upon exercise of the 2012 Investor Warrants issued in the February 2012 private placement, 470,000 shares issued in the June 2014 private placement and 1,420,497 shares of Common Stock issuable upon conversion of the Digipac Senior Secured Convertible Promissory Notes, which Registration Statement was declared effective by the Commission on August 26, 2014.